Exhibit 32.2

Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350 as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Keith Stauffer, Chief Financial Officer of TerrAscend Corp. (the “Company”), hereby certify, that, to my knowledge:

1.	the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 11, 2023
/s/ Keith Stauffer
Keith Stauffer
Chief Financial Officer
(Principal Financial Officer)